UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D. C. 20549

                                   FORM 8-K/A

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): January 27, 2003



                      HALLMARK FINANCIAL SERVICES, INC.
                      ---------------------------------
            (Exact name of registrant as specified in its charter)



            Nevada                  0-16090              87-0447375
 ----------------------------     -----------        -------------------
 (State or other jurisdiction     (Commission           (IRS Employer
      of incorporation)           File Number)       Identification No.)



     14651 Dallas Parkway, Suite 900, Dallas, Texas           75254
     ----------------------------------------------        ----------
        (Address of principal executive offices)           (Zip Code)


 Registrant's telephone number, including area code:  (972) 404-1637


                                Not Applicable
        (Former name or former address, if changed since last report.)

 The registrant hereby amends Item 7(a) and Item 7(b) of its Current Report on Form 8-K filed on January 29, 2003, for the purpose of providing financial statements required in connection with the Registrant's acquisition of Phoenix Indemnity Insurance Company.


 Item 7.  Financial Statements and Exhibits.
          a) Financial statements of business acquired



                     [This space left blank intentionally.]

                      Report of Independent Accountants



 To Board of Directors of
 Phoenix Indemnity Insurance Company

 In our opinion, the accompanying balance sheet as of December 31, 2002 and the related statements of operations, comprehensive income, stockholder's equity and cash flows present fairly, in all material respects, the financial position of Phoenix Indemnity Insurance Company at December 31, 2002, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.


 /s/ PricewaterhouseCoopers LLP
 PricewaterhouseCoopers LLP
 Dallas, Texas

 April 14, 2003

                      Report of Independent Accountants



 To Board of Directors of
 Phoenix Indemnity Insurance Company

 We have audited the accompanying balance sheet of Phoenix Indemnity Insurance Company (the "Company") as of December 31, 2001 and the related statements of operations, comprehensive income, stockholder's equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

 We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

 In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2001 and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.



 December 10, 2002
 (January 27, 2003 as to Note 12)

 /s/ Deloitte and Touche LLP

                       Phoenix Indemnity Insurance Company
                                 BALANCE SHEETS


                                                          December 31,
                                                      2002            2001
                                                  -----------     -----------
                        ASSETS
                        ------
 Investments:
   Debt securities, at estimated fair
     value, cost of $8,072,325 for 2002
     and $11,812,870 for 2001                    $  8,355,363    $ 11,986,036
   Equity securities, at estimated fair
     value, cost of $1,898,483 for 2002
     and $1,984,113 for 2001                        2,182,548       2,209,192
   Short-term investments                             334,881         334,902
                                                  -----------     -----------
   Total investments                               10,872,792      14,530,130

 Cash and cash equivalents                          6,944,946      12,161,194
 Investment income due and accrued                    126,900          97,071
 Reinsurance receivables                           11,086,237      12,305,940
 Prepaid reinsurance                                   38,264       4,231,383
 Premium receivable, net of allowance of
   $403,581 for 2002 and $416,792 for 2001          1,745,534       2,901,058
 Deferred policy acquisition costs                    918,429         115,377
 Property and equipment, net                           65,414         198,458
 Due from affiliates, net                             487,536         449,998
 Other assets                                          21,744          48,543
                                                  -----------     -----------
   Total assets                                  $ 32,307,796    $ 47,039,152
                                                  ===========     ===========
      LIABILITIES AND STOCKHOLDER'S EQUITY
      ------------------------------------
 Reserve for losses and loss
   adjustment expenses                           $ 15,740,230    $ 21,408,007
 Unearned premium                                   4,014,141       7,045,450
 Reinsurance payable                                        -       4,522,999
 Accounts payable and accrued expenses                800,858         533,324
 Other liabilities                                    232,497         244,462
                                                  -----------     -----------
   Total liabilities                               20,787,726      33,754,242

 Commitments and contingencies (Note 11)

 Stockholder's equity:
 Common stock, $6 par value; 500,000 shares
   authorized, issued and outstanding               3,000,000       3,000,000
 Additional paid-in capital                        18,795,457      19,658,190
 Accumulated deficit)                             (10,644,100)     (9,632,238)
 Accumulated other comprehensive income,
   net of tax                                         368,713         258,958
                                                  -----------     -----------
   Total stockholder's equity                      11,520,070      13,284,910
                                                  -----------     -----------
   Total liabilities and stockholder's equity    $ 32,307,796    $ 47,039,152
                                                  ===========     ===========


                 The accompanying notes are an integral part
                        of these financial statements

                       Phoenix Indemnity Insurance Company
                            STATEMENTS OF OPERATIONS

                                                    Year Ended December 31
                                                      2002            2001
                                                  -----------     -----------
 Revenues:
   Net premiums earned                           $ 16,717,486    $ 21,879,973
   Net investment income                              593,757       1,860,209
   Net realized capital gains and losses               34,662         843,671
                                                  -----------     -----------
     Total revenues                                17,345,905      24,583,853
                                                  -----------     -----------
 Costs and expenses:
   Losses and loss adjustment expenses             12,883,053      15,883,816
   Amortization of deferred policy
     acquisition costs                              4,315,028       5,432,936
   Underwriting and operating expenses                716,017       4,057,903
                                                  -----------     -----------
     Total costs and expenses                      17,914,098      25,374,655
                                                  -----------     -----------
 Operating loss                                      (568,193)       (790,802)

 Other expense                                       (502,769)       (582,055)
                                                  -----------     -----------
     Loss before income taxes                      (1,070,962)     (1,372,857)

 Income tax expense (benefit)                         (59,100)        260,000
                                                  -----------     -----------
    Net loss                                     $ (1,011,862)   $ (1,632,857)
                                                  ===========     ===========


                 The accompanying notes are an integral part
                        of these financial statements

                       Phoenix Indemnity Insurance Company
                       STATEMENTS OF COMPREHENSIVE INCOME

                                                     Year Ended December 31
                                                      2002            2001
                                                  -----------     -----------
 Net loss                                        $ (1,011,862)   $ (1,632,857)

 Other comprehensive income (loss),
   before income tax:
 Unrealized holding gains (losses)
   arising during period                              134,193      (1,586,249)
 Reclassification adjustment for gains
   (losses) included in net loss                       34,662         843,671
                                                  -----------     -----------
 Other comprehensive income (loss),
   before income tax                                  168,855        (742,578)
 Income tax benefit (provision) related to
   items of other comprehensive income (loss)         (59,100)        260,000
                                                  -----------     -----------
 Other comprehensive income (loss),
   net of income tax                                  109,755        (482,578)
                                                  -----------     -----------
 Net comprehensive loss                          $   (902,107)   $ (2,115,435)
                                                  ===========     ===========


                 The accompanying notes are an integral part
                        of these financial statements

                       Phoenix Indemnity Insurance Company
                       STATEMENTS OF STOCKHOLDER'S EQUITY

                                                                                              Accumulated
                                                                                                Other
                                                                Additional                   Comprehensive     Total
                                                    Common        Paid in     Accumulated       Income      Stockholder's
                                                     Stock        Capital       Deficit         (Loss)         Equity
                                                  -----------   -----------   -----------     -----------    -----------
 Balance at January 1, 2001                      $  3,000,000  $ 21,158,190  $ (7,999,381)   $    741,536   $ 16,900,345
   Net loss                                                                    (1,632,857)                    (1,632,857)
   Change in net unrealized holding gains
     losses), net of tax provision of $260,000                                                   (482,578)      (482,578)
   Return of capital                                             (1,500,000)                                  (1,500,000)
                                                  -----------   -----------   -----------     -----------    -----------
 Balance at December 31, 2001                       3,000,000    19,658,190    (9,632,238)        258,958     13,284,910
   Net loss                                                                    (1,011,862)                    (1,011,862)
   Changes in net unrealized holding gains
     (losses), net of tax benefit of $59,000                                                      109,755        109,755
   Capital contribution                                             337,267                                      337,267
   Return of capital                                             (1,200,000)                                  (1,200,000)
                                                  -----------   -----------   -----------     -----------    -----------
 Balance at December 31, 2002                    $  3,000,000  $ 18,795,457  $(10,644,100)        368,713   $ 11,520,070
                                                  ===========   ===========   ===========     ===========    ===========


                 The accompanying notes are an integral part
                        of these financial statements.

                        Phoenix Indemnity Insurance Company
                             STATEMENTS OF CASH FLOWS

                                                     Year Ended December 31
                                                      2002            2001
                                                  -----------     -----------

 Cash flows from operating activities:
 Net loss                                        $ (1,011,862)   $ (1,632,857)

 Adjustments to reconcile net income to cash
   used in operating activities:
   Depreciation and amortization                      133,044         102,906
   Deferred income taxes                              (59,100)        260,000
   Net realized gains on investments                  (34,662)       (843,671)
   Changes in operating assets and liabilities:
     Accrued investment income                        (29,829)        220,660
     Reinsurance receivables                        1,901,975      (7,744,902)
     Premiums receivables                           1,155,524       5,069,883
     Deferred acquisition costs                      (803,051)        849,817
     Other assets                                      26,799          11,843
     Reserve for losses and loss
       adjustment expenses                         (5,667,777)     (5,565,009)
     Unearned premiums                              1,161,810      (5,915,381)
     Accounts payable and accrued expenses            267,534        (348,830)
     Reinsurance payable                           (5,205,271)      3,483,038
     Due from affiliate, net                          (37,538)       (651,418)
     Other liabilities                                 26,212           9,318
                                                  -----------     -----------
       Net cash used in operating activities       (8,176,192)    (12,694,603)

 Cash flows from investing activities:
   Purchases of property and equipment                      -          (8,389)
   Proceeds from investment maturities and sales    7,178,439      33,027,062
   Purchases of investments                        (3,355,783)     (6,645,100)
   Change in other investments                             21         (17,776)
                                                  -----------     -----------
       Net cash provided by investing activities    3,822,677      26,355,797

 Cash flows from financing activities:
   Capital contribution                               337,267               -
   Return of Capital                               (1,200,000)     (1,500,000)
                                                  -----------     -----------
       Net cash used in financing activities         (862,733)     (1,500,000)

 Net (decrease) increase in cash and
   cash equivalents                                (5,216,248)     12,161,194

 Cash and cash equivalents, beginning of year      12,161,194               -
                                                  -----------     -----------
 Cash and cash equivalents, end of year          $  6,944,946    $ 12,161,194
                                                  ===========     ===========
 Supplemental cash flow disclosures:
    Cash paid during the year for:
      Income taxes                               $          -    $    333,510
                                                  ===========     ===========


                 The accompanying notes are an integral part
                        of these financial statements.

 1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    Organization
    Phoenix Indemnity Insurance Company (the "Company"), a stock property and casualty insurer, is licensed in 24 states and currently writes non-standard private passenger automobile coverages in New Mexico and Arizona. At December 31, 2002 the Company was a wholly owned subsidiary of Millers American Group, Inc. ("MAG"), a holding company incorporated in Texas. MAG also owned, prior to December 1, 2002, Trilogy Holdings, Inc. ("Trilogy"), The Millers Insurance Company ("Millers"), Millers Holding Corporation, Inc. ("Holding"), a wholly owned subsidiary of Millers, The Millers Casualty Insurance Company ("Casualty"), and Millers General Agency, Inc. ("MGA"). On December 1, 2002, Hallmark Financial Services Inc. ("Hallmark") acquired MGA. Effective January 1, 2003, Hallmark acquired the Company.

    Summary of significant accounting policies
    The accompanying financial statements are presented in conformity with accounting principles generally accepted in the United States of America ("GAAP"). These accounting principles differ in certain respects from accounting practices prescribed or permitted by the Arizona Department of Insurance.

    Use of Estimates - The preparation of financial statements in accordance with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The most significant estimates include those used in determining deferred policy acquisition costs and reserves for losses and loss adjustment expenses. Actual results could differ significantly from those estimates.

    Investments - Debt and equity securities and other investments are classified as available for sale and are carried at estimated fair values with unrealized holding gains and losses net of income tax effects are reported as a separate component of equity until realized. Realized gains and losses upon disposition of securities are determined by using the specific identification method.

    Costs of debt securities and equity securities are adjusted for impairments, which are declines in value that are considered to be other than temporary. Impairment adjustments are included in "Net realized capital gains and losses." In evaluating whether a decline in value is other than temporary, the Company considers several factors including, but not limited to the following: (1) whether the decline is substantial; (2) the duration (generally greater than six months); (3) the reasons for the decline in value (credit event, interest related or market fluctuation); (4) the Company's ability and intent to hold the investments for a period of time to allow for a recovery of value; and
    (5) the financial condition of and near-term prospects of the issuer.

    Cash and Cash Equivalents  - The Company  considers all investments  with
    maturities  at  acquisition  of   three  months  or   less  to  be   cash
    equivalents.

    Deferred Policy Acquisition Costs - Acquisition costs such as commissions, premium taxes and certain other expenses which vary with and are directly related to the production of business, are deferred and amortized over the effective period of the related insurance policies. The method followed in computing deferred policy acquisition costs limits the amount of such deferred costs to their estimated realizable value, which gives effect to premiums to be earned, loss and loss adjustment expenses and certain other maintenance costs expected to be incurred as the premiums are earned but does not include consideration of anticipated investment income. To the extent that deferred policy acquisition costs are not realizable, the deficiency is charged to income currently.

    Reinsurance Receivables - Reinsurance is commonly utilized within the industry as a means of risk sharing, and the Company is involved in many reinsurance treaties to protect from catastrophic losses. The reinsuring companies are obligated to the Company to the extent of the reinsured portion of the underlying risks. The amounts for ceded losses, loss adjustment expenses and unearned premiums represent a continuing liability for the Company in the event that reinsurers are unable to meet their obligations under the reinsurance agreements.

    Property and Equipment - Property and equipment are stated at cost less accumulated depreciation. Depreciation and amortization are computed using the straight-line method with estimated useful lives ranging from 5 to 7 years for furniture and equipment.

    Reserve for Losses and Loss Adjustment Expenses - The reserve for unpaid losses and loss adjustment expenses is based on aggregate case basis estimates for reported losses and estimates of incurred but not reported losses based on past experience. Such reserve is based upon estimates and, while management believes that the amount is fairly stated, the ultimate liability may vary from the amount provided. The methods used to make such estimates and to establish the resulting liability are continually reviewed and any adjustments to these methods are reflected in current operations.

    Premiums - Premiums are earned on a pro rata basis over the terms of the policies. Unearned premiums represent the portion of premiums written that relates to the unexpired terms of the policies in force. Prepaid reinsurance represents the unearned portion of premiums paid to reinsurers. Earned premiums include amounts relating to assumed reinsurance and are stated net of reinsurance ceded.

    Income Taxes - Effective September 1, 2000, the Company was included in MAG's consolidated federal income tax return. Federal income taxes are calculated as if the Company and MAG filed on a separate return basis. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities of their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the change becomes effective.

    Recently issued accounting pronouncements
    In June 2001, the FASB issued SFAS No. 141 "Business Combinations" ("SFAS 141") and No. 142 "Goodwill and Other Intangible Assets" ("SFAS 142"). SFAS 141 prohibits the use of the pooling of interests method for business combinations initiated after June 30, 2001 and also applies to all business combinations accounted for by the purchase method that are completed after June 30, 2001. There are also transition provisions that apply to business combinations completed before July 1, 2001 that were accounted for by the purchase method. SFAS 142 is effective for fiscal years beginning after December 15, 2001 for all goodwill and intangible  assets recognized  in  an  entity's  statement  of  financial position at that date regardless of when those assets were initially recognized. The adoption of SFAS 141 and SFAS 142 did not have a material effect on the Company's financial statements.

    The FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations" ("SFAS 143") in June 2001 and SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS 144") in August 2001. SFAS 143 addresses reporting for future legal obligations associated with the retirement of tangible long-lived assets and the related asset retirement costs. SFAS 144 supercedes earlier guidance with respect to accounting for assets that are impaired or will be disposed of through sale or otherwise and is effective for years beginning after December 15, 2001. The adoption of SFAS 143 and SFAS 144 did not have a material effect on the Company's financial statements.

    In April  2002,  the  FASB  issued SFAS  No.  145,  "Rescission  of  FASB
    Statements No. 4, 44, and 64, Amendment of FASB Statement No 13, and Technical Corrections" ("SFAS 145"). SFAS 145 rescinds SFAS No. 4,
    "Reporting Gains and Losses from Extinguishment of Debt," and an amendment of that Statement, SFAS No. 64, "Extinguishments of Debt Made to Satisfy Sinking-Fund Requirements." This Statement also rescinds SFAS No. 44, "Accounting for Intangible Assets of Motor Carriers." This Statement amends SFAS No. 13, "Accounting for Leases," to eliminate an inconsistency between the required accounting for sale-leaseback transactions and the required accounting for certain lease modifications that have economic effects that are similar to sale-leaseback transactions. This Statement also amends other existing authoritative pronouncements to make various technical corrections, clarify meanings, or describe their applicability under changed conditions. SFAS 145 is effective for financial statements issued on or after May 15, 2002. The adoption of SFAS 145 did not have a material effect on the Company's financial statements.

    In June 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated With Exit or Disposal Activities" ("SFAS 146"). SFAS 146 addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force ("EITF") Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." SFAS 146 is effective for exit or disposal activities that are initiated after December 31, 2002. The Company does not expect the adoption of SFAS 146 to have a material effect on its financial statements.

    In October 2002, the FASB issued SFAS No. 147, "Acquisitions of Certain Financial Institutions" ("SFAS 147"). Except for transactions between two or more mutual enterprises, this Statement removes acquisitions of financial institutions from the scope of both Statement 72 and Interpretation 9 and requires that those transactions be accounted for in accordance with SFAS 141 and SFAS 142. In addition, this Statement amends SFAS 144 to include in its scope long-term customer-relationship intangible assets of financial institutions such as depositor - and borrower-relationship intangible assets and credit cardholder intangible assets. This statement was effective October 1, 2002. The adoption of SFAS 147 did not have a material effect on the Company's financial statements.

    In November 2002, the FASB issued Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others" ("FIN 45"). FIN 45 elaborates on the disclosures to be made by a guarantor in its interim and annual financial statements about its obligations under certain guarantees that it has issued. It also clarifies that a guarantor is required to recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. The initial measurement provisions of FIN 45 are applicable on a prospective basis to guarantees issued or modified after December 31, 2002. The disclosure requirements of FIN 45 are effective for years ending after December 15, 2002. The adoption of FIN 45 did not have a material effect on the Company's financial statements.

    In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure" ("SFAS 148"). The Statement amends SFAS 123 to provide alternative methods of transition for voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS 148 amends the disclosure requirements of SFAS 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. SFAS 148 is effective for financial statements for fiscal years ending after December 15, 2002. The adoption of SFAS 148 did not have a material effect on the Company's financial statements.

    In January 2003, the FASB issued Interpretation No. 46 "Consolidation of Variable Interest Entities, an interpretation of ARB 51" ("FIN 46"). The primary objectives of FIN 46 are to provide guidance on the identification of entities for which control is achieved through means other than through voting rights ("variable interest entities" or "VIEs") and how to determine when and which business enterprise should consolidate the VIE (the "primary beneficiary"). This new model for consolidation applies to an entity which either (1) the equity investors (if any) do not have a controlling financial interest or (2) the equity investment at risk is insufficient to finance that entity's activities without receiving additional subordinated financial support from other parties. In addition, FIN 46 requires that both the primary beneficiary and all other enterprises with a significant variable interest in a VIE make additional disclosures. The Company does not expect the adoption of FIN 46 to have a material effect on its financial statements.

    Statutory financial information
    The  Company  prepares  its  statutory  basis  financial  statements   in
    accordance with accounting principles and practices prescribed or permitted by the Arizona Department of Insurance. Prescribed statutory accounting practices include a variety of publications of the National Association of Insurance Commissioners ("NAIC"), as well as state laws, regulations and general administrative rules. Permitted statutory accounting practices encompass all accounting practices not so prescribed.

    In March 1998, the NAIC adopted the Codification of Statutory Accounting Principles ("Codification"). The Codification, which is intended to standardize regulatory accounting and reporting for the insurance industry, was effective January 1, 2001. However, statutory accounting principles will continue to be established by individual state laws and permitted practices. The impact of adoption of the Codification was not material to the Company's statutory basis capital and surplus.

    Reconciliations of statutory basis capital and surplus as of December 31, 2002 and 2001, to the respective amounts as reported in the accompanying financial statements prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP") are as follows:

                                                      2002            2001
                                                  -----------     -----------
    Statutory basis capital and surplus          $ 10,137,673    $ 11,492,335
    Deferred acquisition costs                        918,429         115,377
    Reinstatement of non-admitted assets               49,590         106,764
    Adjustment of written premiums ceded              131,340       1,393,039
    Adjustment of the carrying value of
      investment securities                           283,038         177,395
                                                  -----------     -----------
    GAAP stockholder's equity                    $ 11,520,070    $ 13,284,910
                                                  ===========     ===========


    Reconciliations of statutory basis net loss for the years ended December 31, 2002 and 2001, to the respective amounts as reported in the accompanying financial statements prepared in accordance with GAAP are as follows:

                                                      2002            2001
                                                  -----------     -----------
    Statutory basis net loss                     $ (2,877,621)   $ (1,803,714)

    Adjustment of bad debt allowance                  319,751               -
    Changes in deferred acquisition costs             803,052        (849,817)
    Valuation allowances on premiums receivable             -        (137,768)
    Valuation allowances on related
      party receivables                                     -        (766,713)
    Adjustment of written premiums ceded                    -       1,393,039
    Recovery of intercompany balance receivable       593,423               -
    Realized gains on sales of investments             12,872         792,116
    Deferred income taxes                              59,100        (260,000)
    Other income                                       77,561               -
                                                  -----------     -----------
    GAAP net loss as reported herein             $ (1,011,862)   $ (1,632,857)
                                                  ===========     ===========


 2. INVESTMENTS

    Net investment income for the years ended December 31 is as follows:

                                                      2002            2001
                                                  -----------     -----------
     Gross investment income:
       Debt securities                           $    374,451    $  1,330,753
       Equity securities                              105,876         157,540
       Cash and cash equivalents                      123,376         389,342
       Other                                            4,678              54
                                                  -----------     -----------
     Total investment income                          608,381       1,877,689
     Less investment expenses                         (14,624)        (17,480)
                                                  -----------     -----------
     Net investment income                       $    593,757    $  1,860,209
                                                  ===========     ===========


    Proceeds from sales, gross realized gains, gross realized losses, and net realized gains (losses) from sales of investment securities for the years ended December 31, 2002 and 2001, consist of the following:

                                           December 31, 2002
                        -----------------------------------------------------
                                         Gross        Gross           Net
                                        Realized     Realized       Realized
                         Proceeds        Gains        Losses         Gains
                        -----------   -----------   -----------   -----------
     Bonds             $  7,108,665  $    269,895  $     (6,738) $    263,157
     Common stocks
     (non- affiliated)       69,774        52,132             -        52,132
                        -----------   -----------   -----------   -----------
                       $  7,178,439  $    322,027  $     (6,738) $    315,289
                        ===========   ===========   ===========   ===========

                                           December 31, 2001
                        -----------------------------------------------------
                                         Gross        Gross           Net
                                        Realized     Realized       Realized
                         Proceeds        Gains        Losses         Gains
                        -----------   -----------   -----------   -----------
     Bonds             $ 31,072,176  $    815,794  $    (73,203) $    742,591
     Preferred stocks     1,448,886       125,152       (24,072)      101,080
                        -----------   -----------   -----------   -----------
                       $ 32,521,062  $    940,946  $    (97,275) $    843,671
                        ===========   ===========   ===========   ===========


    At December 31, 2002, the Company identified two debt securities, which were considered to be impaired, and reduced their carrying values by $212,640. Also at December 31, 2002, the Company identified two equity securities, which were considered to be impaired, and reduced their carrying value by $67,987. These impairment losses have been included in "Net realized capital gains and losses".

    The cost or amortized cost, gross unrealized gains and losses, and estimated fair value of investments in available-for-sale securities as of December 31, 2002 and 2001, are as follows:

                                             December 31, 2002
                              -------------------------------------------------
                               Cost or       Gross        Gross      Estimated
                              Amortized    Unrealized   Unrealized     Fair
                                Cost         Gains        Losses       Value
                              ----------   ----------   ----------   ----------
    Debt securities:
      U.S. Treasury
        activities and
        obligations of U.S.
        government agencies  $ 3,601,171  $   174,923  $         -  $ 3,776,094
     Corporate securities      4,471,154      108,115            -    4,579,269
                              ----------   ----------   ----------   ----------
    Total debt maturities    $ 8,072,325  $   283,038  $         -  $ 8,355,363
                              ==========   ==========   ==========   ==========
    Equity securities:
      Preferred stocks       $ 1,220,700  $    84,330  $    (6,500) $ 1,298,530
      Common stocks              677,783      229,113      (22,878)     884,018
                              ----------   ----------   ----------   ----------
    Total equity securities  $ 1,898,483  $   313,443  $   (29,378) $ 2,182,548
                              ==========   ==========   ==========   ==========


                                             December 31, 2001
                              -------------------------------------------------
                               Cost or       Gross        Gross      Estimated
                              Amortized    Unrealized   Unrealized     Fair
                                Cost         Gains        Losses       Value
                              ----------   ----------   ----------   ----------
    Debt securities:
      U.S. Treasury
        activities and
        obligations of U.S.
        government agencies  $ 5,394,235  $   337,363  $   (64,552) $ 5,667,046
    Corporate securities       6,418,635            -      (99,645)   6,318,990
                              ----------   ----------   ----------   ----------
    Total debt maturities    $11,812,870  $   337,363  $  (164,197) $11,986,036
                              ==========   ==========   ==========   ==========
    Equity securities:
      Preferred stocks       $ 1,220,700  $    31,800  $   (22,500) $ 1,230,000
      Common stocks              763,413      273,385      (57,606)     979,192
                              ----------   ----------   ----------   ----------
    Total equity securities  $ 1,984,113  $   305,185  $   (80,106) $ 2,209,192
                              ==========   ==========   ==========   ==========

    Property and casualty insurance companies are required to maintain assets with state regulatory authorities. Such assets are included as components of debt securities and have an aggregate fair value of $3,601,172 and $3,968,916 at December 31, 2002 and 2001, respectively.

    The amortized cost and estimated fair value of debt securities at December 31, 2002, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without penalties.

                                                       December 31, 2002
                                                  ---------------------------
                                                                   Estimated
                                                  Amortized          Fair
                                                     Cost            Value
                                                  -----------     -----------
       Due in one year or less                   $          -    $          -
       Due after one year through five years        6,025,335       6,285,277
       Due after five years through ten years       1,184,982       1,208,078
       Due after ten years                            862,008         862,008
                                                  -----------     -----------
       Total                                     $  8,072,325    $  8,355,363
                                                  ===========     ===========


 3.   FAIR VALUE OF FINANCIAL INSTRUMENTS

      In the normal course of business, the Company invests in various financial assets and incurs various financial liabilities. Estimated fair value amounts have been determined by the Company using available market information and appropriate valuation methodologies. However, considerable judgment is required to interpret market data to develop the estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts the Company could realize in a current market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

      The Company's financial instruments include: cash and cash equivalents, investments, premiums and reinsurance receivable, reinsurance premiums payable, accounts payable and drafts outstanding. The Company has estimated that the carrying amount of cash and cash equivalents, short-term investments, premiums and reinsurance receivable, reinsurance premiums payable, accounts payable and drafts outstanding approximates fair value due to the short-term maturities of these instruments. The fair value of the Company's investments was $10,537,911 as of December 31, 2002, which exceeded the amortized cost by $567,103. The fair value of the Company's investments was $14,195,228 as of December 31, 2001, which exceeded the amortized cost by $398,245.


 4.   DEFERRED POLICY ACQUISITION COSTS

      Deferred policy acquisition costs ("DPAC") and the components of the change in DPAC were as follows:

                                                 Year Ended December 31,
                                               ---------------------------
                                                   2002            2001
                                               -----------     -----------
           Balance, beginning of year         $    115,377    $    965,194
           Change in balance:
             Deferrals                           5,002,703       4,583,119
             Amortization                       (4,015,593)     (4,622,467)
             Premium deficiency                   (184,058)       (810,469)
                                               -----------     -----------
             Net change                            803,052        (849,817)
                                               -----------     -----------
           Balance, end of year               $    918,429    $    115,377
                                               ===========     ===========


 5. PROPERTY AND EQUIPMENT

    Property  and  equipment  are  carried  at  cost,  less  allowances   for
    depreciation, and consist of the following at December 31, 2002 and 2001:

                                                   2002            2001
                                               -----------     -----------
           Leasehold improvements             $      7,200    $      7,200
           Furniture and equipment               2,275,853       2,275,853
                                               -----------     -----------
                                                 2,283,053       2,283,053
           Accumulated depreciation             (2,217,639)     (2,084,595)
                                               -----------     -----------
           Property and equipment, net        $     65,414    $    198,458
                                               ===========     ===========


    Depreciation expense was $133,044 and $217,027 for 2002 and 2001, respectively.


 6. RESERVE FOR LOSSES AND LOSS ADJUSTMENT EXPENSES

    Activity in the reserve for losses and loss adjustment expenses is summarized as follows (in thousands):

                                                   2002            2001
                                               -----------     -----------
           Balance at January 1               $     21,408    $     26,973
             Less reinsurance receivables            8,115           4,483
                                               -----------     -----------
             Net balance at January 1               13,293          22,490

             Incurred related to:
               Current year                         12,184          18,870
               Prior years                             699          (2,986)
                                               -----------     -----------
             Total incurred                         12,883          15,884
                                               -----------     -----------
             Paid related to:
                 Current year                        6,467          12,085
                 Prior years                         9,517          12,996
                                               -----------     -----------
             Total paid                             15,984          25,081
                                               -----------     -----------
             Net balance at December 31             10,192          13,293
             Plus reinsurance receivables            5,548           8,115
                                               -----------     -----------
           Balance at December 31             $     15,740    $     21,408
                                               ===========     ===========


    Changes in the provision for incurred losses and loss adjustment expenses are the result of ongoing analysis of recent loss development trends. Original estimates are increased or decreased as additional information becomes known regarding individual claims. For the year ended December 31, 2002 and 2001, the provisions for incurred losses and loss adjustment expenses attributable to insured events of prior years increased by approximately $0.7 million and decreased approximately $3.0 million, respectively, as a result of higher than anticipated losses and loss adjustment expenses in 2002 and lower than anticipated losses and loss adjustment expenses in 2001 principally on auto liability lines of insurance.


 7. REINSURANCE

    The Company limits the maximum net loss on any one incident by reinsuring (ceding) certain levels of risks principally through quota share agreements with other insurers or reinsurers, either on an automatic basis under general reinsurance contracts or on an individual risk basis. Reinsurance contracts do not relieve the Company from obligations to its policyholders. In the event that the reinsuring companies are unable to meet their obligations under reinsurance agreements significant losses to the Company could occur. Management believes that all amounts currently due from reinsurers are fully collectible.

    For the years ended December 31, 2002 and 2001, amounts assumed and ceded under reinsurance agreements were as follows (in thousands):

                                            December 31, 2002
                            -------------------------------------------------
                              Direct      Assumed       Ceded          Net
                            ----------   ----------   ----------   ----------
      Premiums written     $    24,312  $        19  $    (6,270) $    18,061
      Earned premium            30,346           46      (13,675)      16,717
      Losses and loss
       adjustment expenses
       incurred                 22,083          479       (9,679)      12,883


                                            December 31, 2001
                            -------------------------------------------------
                              Direct      Assumed       Ceded          Net
                            ----------   ----------   ----------   ----------
      Premiums written     $    35,521  $     1,823  $   (23,414)   $  13,930
      Earned premium            39,360        3,899      (21,379)      21,880
      Losses and loss
        adjustment expenses
        incurred                29,050        3,016      (16,182)      15,884


    The maximum amount of unearned premium which would have been due from or to the Company if all of the Company's reinsurance had been canceled as of December 31, 2002 and 2001, would be as follows:

                                                     2002         2001
                                                  ---------     ---------
      Assumed unearned premium reserve payable   $    3,893    $   31,500
      Ceded unearned prepaid premium                 38,264     4,231,000


    The Company has unsecured reinsurance recoverables for loss and loss adjustment expenses, unearned premiums ceded, and contingent commissions, net of related allowance for doubtful accounts, which are significant in relation to stockholder's equity, with the following reinsurers:

                                                     2002         2001
                                                  ---------     ---------
      St. Paul Fire & Marine Insurance Company   $  112,000    $1,050,000
      Acceptance Insurance Company                        -       805,000
      AXA Reassurances                                    -     7,918,000


 8. INCOME TAXES

    The Company's federal tax return was combined with MAG, Trilogy, Millers, Millers Holding, Casualty, and MGA. The method of tax allocation among the companies was subject to written agreement, approved by the Board of Directors, whereby the allocation was based upon separate return calculations with current credit for net losses. Intercompany tax balances are settled annually when the return is filed.

    As of December 31, 2002, the Company had operating loss carry forwards in the amount of approximately $5,300,000. All operating loss carry forwards will expire in 2021. The Company has no income taxes incurred in current and prior years that will be available for recoupment in the event of future losses.

    The income tax provision consist of the following components for the years ended December 31:

                                                     2002         2001
                                                  ---------     ---------
             Current                             $        -    $        -
             Deferred                               (59,100)      260,000
                                                  ---------     ---------
             Provision for income taxes          $  (59,100)   $  260,000
                                                  =========     =========

    The provision for federal income taxes incurred is different from that which would be obtained by applying the statutory federal income tax rate to income before income taxes. The significant items causing this difference are as follows:

                                                     2002         2001
                                                  ---------     ---------
           Provision (benefit) computed at
             statutory rate                      $ (328,987)   $ (597,290)
           Change in valuation allowance            285,000     1,030,000
           Dividends received deduction             (21,573)      (38,413)
           Tax exempt interest                            -        (5,979)
           Investments                                    -      (138,613)
           Other                                      6,460        10,295
                                                  ---------     ---------
           Provision for income taxes            $  (59,100)   $  260,000
                                                  =========     =========


    The tax effect of temporary differences are separately calculated and recorded when such differences arise. A valuation allowance, reducing any recognized deferred tax asset, is recorded if it is determined that it is more likely than not that such deferred tax asset will not be realized. The Company established a valuation allowance of $4,285,000 and $4,627,000 at December 31, 2002 and 2001, respectively, as it determined that it is not more likely than not that the Company will realize the benefit of its deferred tax assets.

    The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities were as follows (in thousands):

                                                        2002         2001
                                                     ---------     ---------
         Deferred tax assets:
         Discounted losses and loss adjustment
           expense reserves and unearned premiums $ 635 $ 1,253 Tax credit and net operating loss
           carryforwards                                 1,849           772
         Goodwill                                        1,978         2,147
         Investment impairments                            176            81
         Premium receivable allowance                      152           531
         Other deferred assets                              92            73
                                                     ---------     ---------
         Total deferred tax assets                       4,882         4,857
                                                     ---------     ---------

         Deferred policy acquisition costs                 321            40
         Unrealized holding gain on investments            198           139
         Other deferred tax liabilities                     78            51
                                                     ---------     ---------
         Total deferred tax liabilities                    597           230

         Valuation allowance                            (4,285)       (4,627)
                                                     ---------     ---------
           Net deferred tax asset                   $        -    $        -
                                                     =========     =========


 9. DIVIDEND RESTRICTIONS

    Arizona insurance regulations generally limit distributions of unassigned surplus made by property and casualty insurers in any year, without prior regulatory approval, to the lesser of 10% of policyholders' surplus of the previous year-end or net investment income for the prior year. No distributions are available in 2003 without prior regulatory approval. Distributions of $1,200,000 and $1,500,000 were made during 2002 and 2001, respectively. The distribution for 2002 exceeded the amount allowed by the Arizona Department of Insurance and was subsequently reclassified as a return of shareholder's capital.


 10.RELATED PARTY TRANSACTIONS

    The Company had a receivable of $480,000 from MGA at December 31, 2002. Hallmark assumed the obligation to the Company in connection with its acquisition of MGA effective December 1, 2002. A portion of the receivable in the amount of $337,267, is included in equity as a capital contribution for the year ended December 31, 2002. The Company had receivables of $549,004 from Millers and payables of $99,004 to MAG at December 31, 2001.

    The Company repaid capital of $1,200,000 and $1,500,000 to MAG during 2002 and 2001, respectively.

    The Company paid management fees of $1,200,000 to MAG during 2002 and 2001, respectively.

    The Company has an agreement whereby MAG provides policy and claims administration services through a third party administrator. Fees for such services are based on varying percentages of earned premiums, fees per policy processed or fees per claim processed. Total fees paid to MAG under this agreement during the year ended December 31, 2002 were $2,371,306 for policy administration and $2,056,410 for claim administration. Total fees paid to MAG under this agreement during the year ended December 31, 2001 were $2,949,375 for policy administration and $3,813,129 for claims administration.

    During the year ended December 31, 2002, MAG defaulted on payments of $510,000 to the third party administrator for policy and claims services for the Company's business. The Company had previously paid MAG for such services pursuant to an inter-company agreement. The Company has continued receiving services from the third party administrator after year-end and is now paying the provider directly for such services.


 11. COMMITMENTS AND CONTINGENCIES

    In the normal course of its operations, the Company has been named as defendant in various legal actions, some of which seek substantial amounts for denied claims and other punitive damages. In the opinion of management and its legal counsel, the ultimate liability, if any resulting from the disposition of these claims, will not have a material adverse effect on the Company's financial position, results of operations or cash flows.


 12. SUBSEQUENT EVENTS

    In 2002, Hallmark purchased from a bank a promissory note in default payable by MAG (the "Millers Note") which was guaranteed by Trilogy and secured by all of the issued and outstanding capital stock of Millers and the Company.

    In lieu of immediate foreclosure of the collateral securing the Millers Note, Hallmark negotiated with MAG to accept all of the outstanding capital stock of the Company in satisfaction of $7.0 million of the outstanding balance of the Millers Note. The proposed exchange was contingent on execution of a mutually acceptable definitive agreement and regulatory approval of Hallmark's Form A application for change of control previously filed with the Arizona Department of Insurance. The Arizona Department of Insurance approved the transaction on January 27, 2003. The effective date of the transaction was January 1, 2003. Therefore, effective January 1, 2003, the Company became a wholly-owned subsidiary of Hallmark.

 Item 7.  Financial Statements and Exhibits
          b)  Pro forma financial information

      The following unaudited Pro Forma Consolidated Balance Sheet of Hallmark is presented as if the acquisition of the Company had occurred on December 31, 2002. The following unaudited Pro Forma Consolidated Statements of Operations of Hallmark for the year ended December 31, 2002 assume this transaction had occurred as of January 1, 2002. The Pro Forma Consolidated Balance Sheet was derived from the Consolidated Balance Sheet of Hallmark and its subsidiaries filed with Hallmark's Annual Report on Form 10-KSB as of and for the year ended December 31, 2002. The Pro Forma Consolidated Statement of Operations were derived from the Consolidated Statements of Operations of Hallmark and its subsidiaries filed with Hallmark's Annual Report on Form 10-KSB as of and for the year ended December 31, 2002. In management's opinion, all of the material adjustments necessary to reflect the effects of the acquisition transaction have been made. The Pro Forma Consolidated Balance Sheet is not necessarily indicative of what the actual financial position would have been assuming the transaction had been completed as of December 31, 2002, nor does it purport to present the future financial position of Hallmark. Additionally, the Pro Forma Consolidated Statement of Operations is not necessarily indicative of what the actual results of operations of Hallmark would have been assuming the transaction had been completed at the beginning of the period presented, nor does it purport to present the results of operations for future periods.

      The Acquisition

      In 2002, Hallmark purchased from a bank a promissory note in default payable by MAG (the "Millers Note") which was guaranteed by Trilogy and secured by all of the issued and outstanding capital stock of Millers and the Company.

      In lieu of immediate foreclosure of the collateral securing the Millers Note, Hallmark negotiated with MAG to accept all of the outstanding capital stock of the Company in satisfaction of $7.0 million of the outstanding balance of the Millers Note. The proposed exchange was contingent on execution of a mutually acceptable definitive agreement and regulatory approval of Hallmark's Form A application for change of control previously filed with the Arizona Department of Insurance. The Arizona Department of Insurance approved the transaction on January 27, 2003. The effective date of the transaction was January 1, 2003. Therefore, effective January 1, 2003, the Company became a wholly-owned subsidiary of Hallmark.

      The acquisition of the Company was accounted for by Hallmark as a purchase transaction in accordance with SFAS 141. The following table summarizes the estimated fair values of the assets acquired and liabilities assumed by Hallmark at the date of acquisition:


                           At January 1, 2003
                            ($ In Thousands)

             Investments                            $  10,873
             Cash and cash equivalents                  6,945
             Furniture, fixtures and equipment              -
             Deferred tax asset, net                    4,285
             Other assets                              12,997
             Intangible assets                              -
             Goodwill                                       -
                                                     --------
             Total assets acquired                     35,100
                                                     --------
             Unpaid losses and loss adjustment
               expense                                 15,886
             Other liabilities                          3,642
                                                     --------
             Total liabilities assumed                 19,528
                                                     --------
             Net assets acquired                    $  15,572
                                                     ========

                     Hallmark Financial Services, Inc.
              UNAUDITED CONSOLIDATED PRO FORMA BALANCE SHEET
                             ($ in thousands)


                                        Hallmark Financial  Phoenix Indemnity                                        Consolidated
                                          Services, Inc.    Insurance Company      Combined          Proforma          Pro forma
                                        December 31, 2002   December 31, 2002     Historical       Adjustments     December 31, 2002
                                            (Audited)           (Audited)      December 31, 2002   (Unaudited)        (Unaudited)
                                           ------------       ------------       ------------      ------------       ------------
 Assets
 Investments:
 Debt securities, held to maturity,
   at amortized cost                      $       7,679      $       8,355      $      16,034     $           -      $      16,034
 Equity securities, available for sale,
   at market value                                  122              2,183              2,305                                2,305
 Short-term investments, at cost which
   approximates market value                      8,927                335              9,262                                9,262
                                           ------------       ------------       ------------      ------------       ------------
 Total investments                               16,728             10,873             27,601                 -             27,601

 Cash and cash equivalents                        8,453              6,945             15,398                               15,398
 Restricted cash                                  1,072                                 1,072                                1,072
 Prepaid reinsurance premiums                     8,550                 38              8,588                                8,588
 Premiums receivable from lender for
   financed premiums (net of allowance
   for doubtful accounts)                        11,593                                11,593                               11,593
 Premiums receivable                              1,012              1,745              2,757                                2,757
 Accounts receivable                              2,129                128              2,257                                2,257
 Reinsurance recoverable                         12,929             11,086             24,015                               24,015
 Deferred policy acquisition costs                1,367                918              2,285              (918) (c)         1,367
 Prepaid commissions                              3,899                                 3,899                                3,899
 Excess of cost over net assets acquired          5,171                                 5,171                                5,171
 Intangible assets                                  540                                   540                 -  (b)(c)        540
 Note receivable                                  6,500                                 6,500            (6,500) (d)             -
 Current federal income taxes recoverable            33                                    33                                   33
 Deferred federal income taxes                    1,021                                 1,021             4,285  (c)         5,306
 Other assets                                     1,832                575              2,407              (575) (a)(c)      1,832
                                           ------------       ------------       ------------      ------------       ------------
 Total assets                             $      82,829      $      32,308      $     115,137     $      (3,708)     $     111,429
                                           ============       ============       ============      ============       ============

 (a)   Elimination of intercompany balance
 (b) Recognition of $706 of acquired identified intangible assets for insurance in force and licenses
 (c) Adjustments of assets acquired and liabilities assumed to estimated fair value as required by SFAS 141
 (d)   Consolidation entry


                    Hallmark Financial Services, Inc.
              UNAUDITED CONSOLIDATED PRO FORMA BALANCE SHEET
                             ($ in thousands)


                                        Hallmark Financial  Phoenix Indemnity                                        Consolidated
                                          Services, Inc.    Insurance Company      Combined          Proforma          Pro forma
                                        December 31, 2002   December 31, 2002     Historical       Adjustments     December 31, 2002
                                            (Audited)           (Audited)      December 31, 2002   (Unaudited)        (Unaudited)
                                           ------------       ------------       ------------      ------------       ------------
 Liabilities and stockholder's equity
 Liabilities:
 Notes payable                            $       1,803      $           -      $       1,803     $           -      $       1,803
 Note payable related party                       8,600                                 8,600                                8,600
 Net advances from lender for
   financed premiums                             10,905                                10,905                               10,905
 Unpaid losses and loss adjustment               17,667             15,740             33,407               146  (c)        33,553
   expense
 Unearned premiums                               15,551              4,014             19,565              (918) (c)        18,647
 Unearned revenue                                 6,872                                 6,872                                6,872
 Accrued agent profit sharing                       450                                   450                                  450
 Reinsurance balances payable                     3,764                                 3,764                                3,764
 Accrued ceding commission payable                2,536                                 2,536                                2,536
 Accounts payable and other accrued               5,542              1,034              6,576              (488) (a)         6,088
   expenses
 Pension liability                                  604                                   604                                  604
                                           ------------       ------------       ------------      ------------       ------------
 Total liabilities                               74,294             20,788             95,082            (1,260)            93,822

 Stockholder's equity:
 Common stock                                       356              3,000              3,356            (3,000) (d)           356
 Capital in excess of par value                  10,875             18,795             29,670           (18,795) (d)        10,875
 Retained earnings                               (1,491)           (10,644)           (12,135)           19,716  (d)(c)      7,581
 Accumulated other comprehensive
   income                                          (162)               369                207              (369) (d)          (162)
 Treasury stock                                  (1,043)                 -             (1,043)                              (1,043)
                                           ------------       ------------       ------------      ------------       ------------
 Total stockholder's equity                       8,535             11,520             20,055            (2,448)            17,607
                                           ------------       ------------       ------------      ------------       ------------
 Total liabilities and
   stockholder's equity                   $      82,829      $      32,308      $     115,137     $      (3,708)     $     111,429
                                           ============       ============       ============      ============       ============

 (a)   Elimination of intercompany balance
 (b) Recognition of $706 of acquired identified intangible assets for insurance in force and licenses
 (c) Adjustments of assets acquired and liabilities assumed to estimated fair value as required by SFAS 141
 (d)   Consolidation entry


                        Hallmark Financial Services, Inc.
           UNAUDITED CONSOLIDATED PRO FORMA STATEMENTS OF OPERATIONS
             ($ in thousands, except shares and per share amounts)


                                        Hallmark Financial  Phoenix Indemnity Combined Historical                      Pro forma
                                          Services, Inc.    Insurance Company   Twelve Months                        Twelve Months
                                         12 Months Ending   12 Months Ending        Ending         Pro forma             Ending
                                        December 31, 2002   December 31, 2002  December 31, 2002   Adjustments     December 31, 2002
                                           ------------       ------------       ------------      ------------       ------------
 Revenues
 Gross premiums earned                    $      52,486      $      17,878      $      70,364                        $      70,364
 Ceded premiums earned                          (32,273)            (1,161)           (33,434)                             (33,434)
                                           ------------       ------------       ------------      ------------       ------------
 Net premiums earned                             20,213      $      16,717             36,930                               36,930

 Commission & fees                                1,561                                 1,561                                1,561
 Investment income, net of expenses                 531                594              1,125                                1,125
 Finance charges                                  2,484                                 2,484                                2,484
 Processing and service fees                        457                                   457                                  457
 Other income                                       551                 35                586                                  586
                                           ------------       ------------       ------------      ------------       ------------
   Total revenue                                 25,797             17,346             43,143                               43,143

 Losses and expenses:
 Losses and loss adjustment expenses             36,463             12,883             49,346                               49,346
 Reinsurance recoveries                         (21,161)                 -            (21,161)                             (21,161)
                                           ------------       ------------       ------------      ------------       ------------
   Net losses and loss adjustment expenses       15,302             12,883             28,185                               28,185

 Acquisition costs, net                            (605)             4,315              3,710                                3,710
 Other acquisition and underwriting
   expenses (net of ceding commission)            7,468                                 7,468                                7,468
 Operating expenses                               2,611              1,219              3,830                                3,830
 Interest expense                                   983                                   983               637 (a)          1,620
 Amortization of intangible assets                    2                                     2                                    2
                                           ------------       ------------       ------------      ------------       ------------
   Total benefits, losses and expenses           25,761             18,417             44,178               637             44,815

 Income (loss) from operations
   before federal income tax                         36             (1,071)            (1,035)             (637)            (1,672)

 Federal income tax expense (benefit)                13                (59)               (46)             (229)              (275)
                                           ------------       ------------       ------------      ------------       ------------
 Income (loss) before cumulative effect
   of change in accounting principle
   and extraordinary gain                            23             (1,012)              (989)             (408)            (1,397)

 Cumulative effect of change
   in accounting principle                       (1,694)                 -             (1,694)                              (1,694)

 Extraordinary gain                                   -                  -                  -             9,072 (b)          9,072
                                           ------------       ------------       ------------      ------------       ------------
   Net income (loss)                      $      (1,671)     $      (1,012)     $      (2,683)    $       8,665      $       5,982
                                           ============       ============       ============      ============       ============

 Basic and diluted earnings per share
 (11,049,133 and 11,126,822 shares
 outstanding)

 Loss before cumulative effect of
   change in accounting principle         $           -      $       (0.09)     $       (0.09)    $       (0.04)     $       (0.13)
 Cumulative effect of change in
   accounting principle                           (0.15)                 -              (0.15)                -              (0.15)
 Extraordinary gain                                   -                  -                  -              0.82               0.82
                                           ------------       ------------       ------------      ------------       ------------
 Net income (loss)                        $       (0.15)     $       (0.09)     $       (0.24)    $        0.78      $        0.54
                                           ============       ============       ============      ============       ============


 (a) Represents additional interest expense of $637 related to debt incurred to complete the acquisition.
 (b) Represents extraordinary gain from excess of fair value of net assets acquired over cost


 Item 7. Exhibits


      Exhibits.

      2(a) * Purchase Agreement dated December 6, 2002, among Hallmark Financial Services, Inc., Millers American Group, Inc. and Trilogy Holdings, Inc.

      * Previously filed with the Company's Form 8-K filed with the Commission on January 27, 2003.

                                SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                HALLMARK FINANCIAL SERVICES, INC.


 Date: April 14, 2003           By: /s/ Timothy A. Bienek
                                    --------------------------------
                                    Timothy A. Bienek, President and
                                    Chief Operating Officer